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                                                                      EXHIBIT 11
                        GRANITE BROADCASTING CORPORATION
                 STATEMENT OF COMPUTATION OF PER SHARE EARNINGS
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


                                                 Three Months Ended March 31,
                                                ------------------------------
                                                     1997            1996
                                                --------------  --------------
                                                         (Unaudited)
Primary:

Average shares of common stock
 outstanding                                        8,735,879       8,464,012
                                                  ===========     ===========

Loss before extraordinary item                    $(4,956,772)    $(3,453,953)
Extraordinary loss on early
 extinguishment of debt                              (320,804)     (3,510,152)
                                                  -----------     -----------

Net loss                                          $(5,277,576)    $(6,964,105)
                                                  ===========     ===========

Net loss attributable to common stockholders      $(9,474,380)    $(7,845,424)
                                                  ===========     ===========

Per common share:
 Loss before extraordinary item                   $     (1.05)    $     (0.51)
 Extraordinary loss on early
   extinguishment of debt                               (0.04)          (0.42)
                                                  -----------     -----------
 Net loss                                         $     (1.09)    $     (0.93)
                                                  ===========     ===========


Fully Diluted:

Average shares of common stock
 outstanding                                        8,735,879       8,464,012
                                                  ===========     ===========

Loss before extraordinary item                    $(4,956,772)    $(3,453,953)
Extraordinary loss on early
 extinguishment of debt                              (320,804)     (3,510,152)
                                                  -----------     -----------

Net loss                                          $(5,277,576)    $(6,964,105)
                                                  ===========     ===========

Net loss attributable to common stockholders      $(9,474,380)    $(7,845,424)
                                                  ===========     ===========

Per common share:
 Loss before extraordinary item                   $     (1.05)    $     (0.51)
 Extraordinary loss on early
   extinguishment of debt                               (0.04)          (0.42)
                                                  -----------     -----------
 Net loss                                         $     (1.09)    $     (0.93)
                                                  ===========     ===========

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